EXHIBIT 99.2

Washington Banking Increases Quarterly Dividend

OAK HARBOR, WA – April 26, 2012 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, announced today that the Board of Directors declared a quarterly cash dividend of $0.14 per common share to shareholders of record on May 7th and payable on May 21, 2012. This is a 17% increase from the first quarter payout of $0.12 per share when the company paid a quarterly dividend of $0.06 and a special dividend of $0.06.

“Solid first quarter results warrant the declaration of an increased payout to our investors,” stated Jack Wagner, President & CEO. “Our Board is taking a two-tiered approach in determining the appropriate amount of cash to return to shareholders. We are considering six cents as our “basic” dividend and then adding a variable amount that will equate to a total dividend payout not to exceed 50% of quarterly earnings. In the absence of acquisition prospects in the near-term and assuming earnings continue at current levels, our Board of Directors and management believe this strategy provides adequate flexibility while enhancing shareholder returns. Of course, no one can guarantee payment of future dividends as market conditions change and opportunities arise.”

The payment of dividends is at the sole discretion of the Board of Directors and will depend upon a number of factors, including capital requirements, the Company’s and the Bank’s financial condition and results of operations, tax considerations, statutory and regulatory limitations, general economic conditions and any applicable restrictions.

In a separate release today, Washington Banking announced 2012 first quarter results, reporting net income of $4.8 million, or $0.31 per diluted common share. Management will host a conference call on Friday, April 27, at 10:00 a.m. Pacific time (1:00 p.m. ET) to discuss the results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing
(480) 629-9692 at 10:00 a.m. PT for conference ID #4529007. To listen to the call online, either live or archived, visit the Investor Relations page of Whidbey Island Bank’s website at www.wibank.com.

Direct deposit of dividends is available for registered holders of WBCO. The quickest way for registered holders to have their dividends deposited directly into a transaction account is to log-in to the “Investor Centre” area of the transfer agent’s website at www.computershare.com. Registered holders of WBCO shares may also enroll in this service by calling Computershare at 1-800-962-4284 and requesting an enrollment form.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 30 full-service branches located in six counties in Northwestern Washington. In June 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies. Washington Banking was the only company in the Pacific Northwest that ranked in the top 100 best performing community banks between $500 million and $5 billion in assets by SNL Financial in 2010, and joined the Keefe, Bruyette &Woods 2010 Bank Honor Roll, based on its superior 10-year track record.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, availability of acquisition opportunities, growth in loans and deposits, credit quality and loan losses, opening of new branches and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) the ability to open new locations. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

Note: Transmitted on GlobeNewswire on April 26, 2012, at 1:00 p.m. PT.